Exhibit 99.1


                                          Summit
                        [Kemper    [logo] International
                       CPA Group          Associates
                      Letterhead]         Inc.



             INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Farmers' State Bank of Palestine
Palestine, Illinois

We have audited the accompanying Statements of Condition of Farmers' State Bank of Palestine as of
December 31, 1992 and 1991, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.

In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Farmers' State Bank of Palestine as of December 31, 1992 and 1991, and the results of its operations for the years then ended in conformity with generally accepted accounting principles.


KEMPER CPA GROUP
Certified Public Accountants

January 26, 1993
0002\10\s-4\10kaexh.991